Exhibit 32.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant

To Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Intelsat, Ltd. (the “Company”) hereby certifies that to such officer’s knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2008	/s/ DAVID MCGLADE
David McGlade
Chief Executive Officer and Acting Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.